Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No.333-202461) on Form N-2 of Freedom Capital Corporation of our report dated March 12, 2015, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ McGladrey LLP

Richmond, Virginia

May 4, 2015